                                                                    EXHIBIT 10.4

                          SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT


     SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of March 18, 1998 (the "Contribution Date"), by and among B Holdings, L.L.C., a Connecticut limited liability company ("BLLC"), SAHI Partners, a Delaware general partnership ("SAHI Partners"), Starwood Mezzanine Investors, L.P., a Delaware limited partnership ("Starwood Mezzanine"), SOFI-IV SMT Holdings, L.L.C. ("SOFI IV" and, together with BLLC, SAHI Partners and Starwood Mezzanine, "SAHI") and Starwood Financial Trust, a California business trust formerly known as Angeles Participating Mortgage Trust (the "Company").

     WHEREAS, SAHI Partners, SAHI, Inc., Starwood Mezzanine and the Company are a party to the Restated Shareholders Agreement, dated as of March 15, 1994 and restated as of April 27, 1994, as amended by Amendment No. 1 to the Restated Shareholders Agreement, dated as of March 15, 1996 (the Restated Shareholder Agreement, as amended by Amendment No. 1 thereto, the "Original Agreement");

     WHEREAS, SAHI, Inc. is no longer a shareholder of the Company;

     WHEREAS, SAHI Partners, Starwood Mezzanine and the Company hereby deem it to be in their respective best interest to add BLLC and SOFI IV as parties to the Original Agreement and to amend and restate the Original Agreement as set forth below;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Interested Transactions.  (a) SAHI Partners agrees that until
                -----------------------
the date that a majority of members of the Board of Trustees are Independent Trustees (the "Restricted Period"), neither it nor its Affiliates shall take any action, directly or indirectly, which would result in the Company entering into any Interested Transactions (as defined below) unless any such Interested Transaction has been approved by a majority of the Independent Trustees (as defined below) of the Company. In addition, as to all contracts or other transactions between the Trust and any Trustee or any Affiliate of a Trustee, such interested Trustee shall recuse himself from any vote by the Board of Trustees on such agreement or transaction; provided that the presence of such
                                           -------- ----
interested Trustee shall count for the determination of the presence of a quorum at any meeting.

     (b) SOFI IV agrees that it will not contribute any assets to the Trust after the date hereof without the consent of Starwood Mezzanine and SOFI IV.
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   Section 2.Options and Other Incentive Awards.  (a) The Company agrees that at
             ----------------------------------
all times prior to the date on which Class A Shares with a Fair Market Value of at least $250,000,000 are outstanding that were issued as part of one or more primary or secondary public offerings (with not less than $200,000,000 constituting issuances of Class A Shares which are not resales of Class A Shares outstanding at 11:59 pm on the Contribution Date) (an "IPO Event"):

          (i) Only Options, and not any other Awards, shall be granted under the Starwood Financial Trust 1996 Long-Term Incentive Plan (the "Incentive Plan") to any person who has an interest, directly or indirectly, in SOFI IV or Starwood Mezzanine (a "Starwood Insider");

          (ii) The initial Award to Starwood Financial Advisors, L.L.C. shall be in the form of Options;

          (iii)  No Options shall be granted to Barry S. Sternlicht;

          (iv) The Class A Shares underlying total Awards granted shall not exceed 4.5%, in the aggregate, of the fully-diluted Class A Shares outstanding from time to time and the Class A Shares underlying Awards granted to Starwood Insiders shall not exceed 2.5% of the fully diluted Class A Shares outstanding from time to time; and

          (v) Vesting of Options granted to Starwood Insiders shall, in addition to any service criteria imposed by the Board of Trustees, occur on a pari passu percentage basis with the percentage of the total number of Class A Shares held on the Contribution Date by SOFI IV and Starwood Mezzanine as have been sold or distributed from time to time by SOFI IV or Starwood Mezzanine; provided, however, that in no event shall such Options vest at a rate that is faster than 33.33% per annum and provided further, however, that, subject to the continued satisfaction of any service criteria imposed by the Board of Trustees, any theretofore unvested options held by Starwood Insiders shall vest in full on the earlier to occur of a Change of Control (as defined in the Incentive Plan) or on the fifth anniversary of the date of grant.

     (b) The Company further agrees that Options will be issued at Fair Market Value, except that on the Contribution Date, Options (or restricted stock with equivalent value) not exceeding 4.5%, in the aggregate, of the fully-diluted Class A Shares outstanding after giving effect to the transactions occurring on the Contribution Date may be issued with an exercise price which is less than the Fair Market Value of the Class A Shares but is not less than $2.50 per Class A Share (subject to adjustment for stock splits, capitalizations and similar events) and after the Contribution Date but prior to the date which is the earlier of (x) six (6) months after the Contribution Date and (y) the date on which the outstanding publicly traded Class A Shares held by Outside Parties shall have a Fair Market Value of more than $100 million, Options (or restricted stock with equivalent value) may be issued based on the fair market value of the assets of the Trust (subject to the aforesaid 4.5% limitation). Without the prior written consent of the

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

Advisor, the Company shall not grant Awards directly to officers, key employees, members or principals of the Advisor in such respective capacities.

   (c) The Company agrees that it will not amend the basic terms of the Incentive Plan without the consent of Starwood Mezzanine and SOFI IV respectively, as long as such entity owns Class A Shares.

   Section 3.Election of Trustees.  During any period in which (x) the Class B
             --------------------
Shares remain controlled by Starwood Capital Group, L.L.C. ("SCG") or by any entity under common control with SCG, and (y) the Advisory Agreement has not been terminated by the Advisor or terminated for cause by the Company, the Company shall use its best efforts to cause five nominees designated by SCG or by the parties who control SCG to be elected to the Board of Trustees and to cause such persons to be included as the management slate of nominees to the Board of Trustees. Further, during such period, the Company shall use its best efforts to cause such nominees or Trustees to be replaced from time to time, with or without cause, with new persons designated by SCG or the parties who control SCG at the request of SCG or persons who control SCG. SAHI agrees to renominate and to vote the Class A and Class B Shares held by it for the election of Robin Josephs as a Trustee at the 1998 annual meeting of the Trust's shareholders.

   Section 4.Voting.  From and after the tenth anniversary of the Contribution
             ------
Date, BLLC agrees to vote any Class B Shares in respect of any matters related to the Advisory Agreement (including, but without limitation, to vote in respect of any proposed termination of the Advisory Agreement) in the same proportion as the Class A Shares voted on such matter during any period (a "Suspension Period") in which all of the following conditions shall be satisfied:

          (a) The daily average closing price of Class A Shares on the American Stock Exchange or the national securities exchange or electronic trading system that provides the primary market on which the Class A Shares are then traded for the 180-consecutive-calendar-day period preceding each day occurring during the Suspension Period shall be less than the product of
     (a) the Trust's book equity value attributable to the Class A Shares and
     (b) the percentage equivalent of a fraction, the numerator of which is one, and the denominator of which is the total outstanding Class A Shares; and

          (b) The partners of SOFI IV shall have received aggregate distributions from SOFI IV that are less than the sum of (i) the total accrued "Preferred Return" (as defined in the SOFI IV Partnership Agreement) on the contributed and unreturned capital contributions of SOFI IV's partners to SOFI IV plus (ii) the total capital contributed by the partners of SOFI IV to SOFI IV; provided, however, that solely for purposes of this subparagraph (b) (and not for purposes of determining distributions from SOFI IV), in the event partners are distributed Class A Shares and such Class A Shares are sold to unaffiliated third parties of such partners within 180 days subsequent to such distribution, then the prices received by such partners with respect to such shares so sold shall be deemed to have been the amounts distributed to such partners by SOFI IV for purposes of this subparagraph (b).

   Section 5.Independent Trustees.   During the Restricted Period each of BLLC,
             --------------------
the Company, SAHI Partners, Starwood Mezzanine and SOFI IV, severally and not jointly, shall take all actions within their powers, to cause the nomination and election of at least three Independent Trustees to serve on the Company's Board of Trustees; provided that in no event shall BLLC, SAHI Partners, Starwood Mezzanine or SOFI IV be obligated to take any action which would prevent them from electing a majority of the entire Trustees on the Company's Board of Trustees.

   Section 6.Transfers.  During the term of this Agreement, BLLC, SAHI Partners,
             ---------
Starwood Mezzanine and SOFI IV, severally and not jointly, shall not transfer or undertake a series of transfers of Class A Shares or Class B Shares which in the aggregate represent over 9% of the voting power of the Company unless the transferees thereof agree to be bound by the terms hereof pursuant to a written agreement in form and substance reasonably acceptable to the Company; provided
                                                                      --------
that, Starwood Mezzanine and SOFI IV shall be permitted to distribute Class A
----
Shares to their limited partners without compliance with the terms of this Section and transfers that are registered under the Securities Act of 1933, as amended shall be exempted from the terms of this Section. The limited partners of Starwood Mezzanine and SOFI IV may transfer Class A Shares without regard to this Section 6.
     ---------

   Section 7.Definitions.  The following terms have the meanings set forth
             -----------
below:

          "Advisor" means Starwood Financial Advisors, L.L.C. and its successors
           -------
     and assigns.

          "Advisory Agreement" means the Advisory Agreement between the Company
           ------------------
     and the Advisor dated as of the Contribution Date as amended from time to time.

          "Affiliate" of any entity means a person which directly or indirectly
           ---------
     through one or more intermediaries controls, or is controlled by, or is under common control with, such entity.

          "Award" has the meaning given in the Incentive Plan.
           -----

          "Class A Shares" means the Company's Class A Shares, $1.00 par value
           --------------
per share.

          "Class B Shares" means the Company's Class B Shares, $.01 par value
           --------------
per share.

          "Fair Market Value" has the meaning given in the Incentive Plan.
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

          "Independent Trustees" shall mean a Trustee who qualifies as a "Non-
           --------------------
     Employee Director" of the Company within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended and who is not (i) a Person directly or indirectly owning, controlling or holding 3% or more of the outstanding economic or voting interest of the Advisor or SCG, (ii) a Person directly or indirectly owning, controlling or holding 10% or more of the economic interest of any borrower under any loan made by the Company with an outstanding principal balance in excess of $3 million (a "Borrower") or any Person that provides mortgage servicing, or real estate or financial advisory or consulting services to the Company and that received fees from the Company for such services in excess of $100,000 for the prior fiscal year or is expected to receive in excess of $100,000 per annum during the current fiscal year (a "Service Provider") or an Affiliate of such Borrower or Service Provider, (iii) an officer, director, employee, member or partner of the Advisor or SCG, (iv) a spouse, sibling, lineal descendent, parent, grandparent, sibling of parents or first cousin, including adoptive relationships and with respect to siblings and parents, in-laws (a "Relative") of any Person described in clause (i), or (v) a Relative of a Borrower or any Person described in clause (iii) residing in the same household as such Person.

          "Interested Transactions" means to:
           -----------------------

               (a) merge, consolidate with, or otherwise acquire all or any portion of the business, assets or securities of any Affiliate of SAHI or SCG or sell, transfer or assign any portion of the Company's business, assets or securities to any Affiliate of SAHI or SCG;

               (b) make any loans or other advances of money to, or guarantee with or for the benefit of, any Affiliate of SAHI or SCG or any officer, director, partner, trustee or shareholder (both direct and indirect) of any Affiliate of SAHI or SCG;

               (c) sell, lease, transfer or otherwise dispose of any property or assets from, entertain or maintain any contract, agreement or understanding with, or otherwise enter into, or be a party to, any transaction with, any Affiliate of SAHI or SCG or any officer, director, partner, trustee or shareholder (both direct and indirect) of any Affiliate of SAHI or SCG;

               (d) take any actions which would result in one or more publicly-traded classes of the Company's equity securities no longer having the attributes of public ownership; or

               (e) take any actions beneficial to any Affiliate of SAHI or SCG which would be detrimental to a material number of public shareholders of the Company;

     provided, however, the actions described in (a), (b) and (c) above, shall not constitute an Interested Transaction if (i) the action taken has been determined by the Independent Trustees to be pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are no less favorable to the Company than would be obtained in a comparable arm's-length transaction with an independent third-party and
     (ii) the transaction involves less than $500,000.

          "Options" has the meaning given in the Incentive Plan.
           -------

          "Outside Parties" means persons other than Starwood Mezzanine or any
           ---------------
     of its limited partners, SOFI IV or any of its limited partners, SCG or any entity controlled, directly or indirectly by SCG or Barry S. Sternlicht.

          "Person" means an individual, a partnership, a joint venture, a
           ------
     corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

     Section 8.Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement will be effective against the Company, BLLC, SAHI Partners, Starwood Mezzanine or SOFI IV unless such modification, amendment or waiver is approved in writing by the Company, BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV.

     Section 9.Successors and Assigns.  This Agreement will bind and inure to
               ----------------------
the benefit of and be enforceable by (a) the Company and its successors and assigns and (b) BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV and their respective successors and assigns; provided that no partner of Starwood
                                   -------- ----
Mezzanine or SOFI IV shall have any obligations under this Agreement unless it specifically consents in writing to be bound by the terms hereof.

     Section 10.Counterparts.  This Agreement may be executed in multiple
                ------------
counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

     Section 11.Descriptive Headings; Interpretation.  The descriptive headings
                ------------------------------------
in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     Section 12.Construction.  This Agreement shall be governed by and construed
                ------------
in accordance with the laws of the State of New York, without regard to conflicts of law principles.

     Section 13.Notices.  All notices, demands or other communications to be
                -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been duly given when delivered personally to the recipient, sent to the recipient

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

by reputable express courier (charges prepaid) or mailed by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the addresses indicated on
Schedule I or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

   Section 14. Preamble; Preliminary Recitals.  The Preliminary Recitals set
               ------------------------------
forth in the Preamble hereto are hereby incorporated and made part of this Agreement.

   Section 15. Entire Agreement.  Subject to the Amended and Restated
               ----------------
Declaration of Trust of the Trust, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof, including the Original Agreement; provided that this Agreement shall not
                                  -------- ----
supersede or preempt any understanding or agreement between each of SAHI Partners, Starwood Mezzanine and SOFI IV and their respective partners.

   Section 16. Third Party Beneficiaries.  It is specifically contemplated that
               -------------------------
the public shareholders of the Company be third party beneficiaries of this Agreement.

   Section 17. Termination.  This Agreement will terminate automatically and be
               -----------
of no further force and effect on the date that neither Starwood Mezzanine nor SOFI IV no longer own Class A Shares.

   Section 18. The Trust.  Each of the parties hereto acknowledges and agrees
               ---------
that the name "Starwood Financial Trust" is a designation of the Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust, originally made and entered into as of April 15, 1988, as restated as of July 18, 1988, September 26, 1996 and March 13, 1998, and all persons dealing with the Trust shall look solely to the Trust's assets for the enforcement of any claims against the Trust, and the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

   IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date set forth above.


                                        STARWOOD FINANCIAL TRUST


                                        By:     /s/ Jay Sugarman
                                              ---------------------------------
                                              Name:  Jay Sugarman
                                              Title: CEO


                                        B HOLDINGS, L.L.C.


                                        By:     /s/ Jerome C. Silvey
                                              -----------------------------
                                              Name:  Jerome C. Silvey
                                              Title: Senior Vice President


                                        SAHI PARTNERS


                                        By:  SAHI, Inc., a general partner


                                        By:     /s/ Jerome C. Silvey
                                              -----------------------------
                                              Name:    Jerome C. Silvey
                                              Title:   Senior Vice President


                                        STARWOOD MEZZANINE INVESTORS, L.P.


                                        By:  STARWOOD CAPITAL GROUP I, L.P.,
                                                 General Partner


                                        By:  BSS CAPITAL PARTNERS, L.P.,
                                                 General Partner

                                        By:  STERNLICHT HOLDINGS II, INC.,
                                                General Partner

                                        By:    /s/ Jerome C. Silvey
                                            -----------------------------
                                            Name:   Jerome C. Silvey
                                            Title:  Vice President


                                        STARWOOD OPPORTUNITY FUND IV, L.P.


                                        By:  SOFI IV Management, L.L.C.,
                                                General Partner

                                        By:  Starwood Capital Group, L.L.C.,
                                                General Partner

                                        By:    /s/ Jerome C. Silvey
                                            -----------------------------
                                            Name:    Jerome C. Silvey
                                            Title:   Senior Vice President

SCHEDULE I

ADDRESSES FOR NOTICE

     If to the Trust, to:
          c/o Starwood Capital Group, L.P.
          Three Pickwick Plaza, Suite 250
          Greenwich, Connecticut  06830
          Attention: Jay Sugarman
          Fax No.:  (203) 861-2101

     with copies to:
          Mayer, Brown & Platt
          1675 Broadway
          New York, NY  10019
          Attention: James B. Carlson
          Fax No.:  (212) 262-1910

          and

          Rinaldi & Associates
          Three Pickwick Plaza, Suite 250
          Greenwich, Connecticut 06830
          Attention:  Ellis Rinaldi
          Fax No.:  (203) 861-2122

   If to SAHI Partners, BLLC, Starwood Mezzanine or SOFI IV, to:
          c/o Starwood Capital Group, L.P.
          Three Pickwick Plaza, Suite 250
          Greenwich, Connecticut  06830
          Attention:  Madison F. Grose, Esq.
          Fax No.:  (203) 861-2101

   with a copy to:
          Katten, Muchin & Zavis
          525 West Monroe Street, Suite 1600
          Chicago, Illinois 60661
          Attention: Nina Matis
          Fax. No.: (312) 902-1061